UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

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SUPPORT.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive, 2nd Floor Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (650) 556-9440
N/A
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 30, 2015, Dr. Elizabeth Cholawsky, Support.com’s President and Chief Executive Officer, adopted a written, pre-arranged stock trading plan in accordance with the guidelines specified in Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Support.com’s stock trading policy.

Pursuant to Dr. Cholawsky’s Rule 10b5-1 stock trading plan, she has instructed her broker to purchase up to a maximum of 20,000 shares of Support.com, Inc.’s common stock during the period from February 22, 2016 through November 30, 2016. The first purchase under the stock trading plan will not occur prior to February 22, 2016. Under Dr. Cholawsky’s stock trading plan, certain specified amounts of shares of Support.com’s common stock will be purchased during this period subject to the trading price of Support.com, Inc.’s common stock and subject to applicable securities laws, including Rule 144. Any stock purchases made under Dr. Cholawsky’s Rule 10b5-1 stock trading plan will be publicly disclosed through Form 4 and Form 144 filings with the U.S. Securities and Exchange Commission, as required by applicable securities laws.

Except as may be required by applicable law, including the Exchange Act and the rules and regulations thereunder, Support.com, Inc. does not undertake to report modifications, terminations, or other activities under the Rule 10b5-1 stock trading plan that has been adopted by Dr. Cholawsky.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2015

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary